PIGGYBACK REGISTRATION RIGHTS AGREEMENT

December 14, 2022

This Piggyback Registration Rights Agreement (“Agreement”) is made and entered into as of December 14, 2022, by and between Skye Bioscience, Inc., a Nevada corporation (the “Company”), and Emerald Health Sciences Inc., a British Columbia corporation (including its successors and assigns, “EHS”).
RECITALS
WHEREAS, the Company and the EHS entered into that certain Amendment and Acknowledgement Agreement, dated November 17, 2022, pursuant to which the Company and EHS agreed to enter into a registration rights agreement providing EHS with customary piggyback registration rights for the shares of Company common stock issuable upon the exercise of certain warrants to purchase Company common stock held by EHS.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the EHS agree as follows:
AGREEMENT
1.REGISTRATION RIGHTS.
1.1Definitions. For purposes of this Agreement:
Registration. ”Register,” “registered,” and ”registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (“Securities Act”), and the declaration or ordering of effectiveness of such registration statement.
Registrable Securities. ”Registrable Securities” means: (a) the Warrant Shares and (b) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, all such shares of Common Stock described in clause (a); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act (“Excluded Shares”).
Rule 415. “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Rule 424. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

SEC. “SEC” means the United States Securities and Exchange Commission.
Warrant Shares. “Warrant Shares” means the shares of Company common stock issuable pursuant to the exercise of the EHS Warrants.
EHS Warrants. “EHS Warrants” means the following warrants to purchase common stock of the Company: (i) 2,500,000 share purchase warrants each exercisable for one common share of the Company until November 1, 2023; (ii) 2,500,000 share purchase warrants each exercisable for one common share of the Company until February 1, 2024; (iii) 2,500,000 share purchase warrants each exercisable for one common share of the Company until March 29, 2024; and (iv)  9,141,486 share purchase warrants each exercisable for one common share of the until December 29, 2024.
1.2Piggyback Registrations.
(a)Piggyback Registrations. The Company will notify EHS in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of

SF-4979707

securities of the Company, including registration statements related to the resale of securities of the Company by the Company’s securityholders, (but excluding registration statements relating to any employee benefit plan or a corporate reorganization)) and will afford EHS an opportunity to include in such registration statement all or any part of the Registrable Securities then held by EHS, which, for the avoidance of doubt, includes Warrant Shares subject to EHS Warrants that have not been exercised, for resale by EHS as a selling securityholder. If EHS desires to include in any such registration statement all or any part of the Registrable Securities held by EHS, within twenty (20) days after receipt of the above-described notice from the Company, EHS will so notify the Company in writing, and in such notice will inform the Company of the number of Registrable Securities it wishes to include in such registration statement. If EHS decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, EHS will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
(b)Underwriting. If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company will so advise EHS. In such event, EHS rights for its Registrable Securities to be included in a registration pursuant to this Section 1.2 will be conditioned upon EHS’ participation in such underwriting and the inclusion of EHS’ Registrable Securities in the underwriting to the extent provided herein. The underwriters shall be selected by the Company in their sole discretion. EHS will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to the Company, and second, to EHS. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw any registration statement filed with the SEC in connection with a piggyback registration right at any time prior to the effectiveness of such registration statement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 1.2(b) and shall have the right and power to enforce the provisions hereof as though they were a party hereto.
(c)Form of Registration. Each registration statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the advice of the Company’s counsel). EHS will not be named as an “underwriter” without EHS’s express written consent. If EHS does not so consent and the SEC will not declare the registration statement effective without EHS being named as an underwriter for Registrable Shares to be included in the registration statement for the registration statement to be declared effective, EHS shall have no registration rights under such registration statement.
(d)Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement (as defined below), EHS shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a registration statement in respect of any registration at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to EHS, delay the filing or initial effectiveness of, or suspend use of, such registration statement for the shortest period of time, but in no event more than 45 days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, EHS agrees to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to any registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify EHS of the expiration of any period during which it exercised its rights under this Section 1.2(c). For purposes of this Agreement, the term “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements in a registration statement or prospectus in the light of the circumstances under which they were made not misleading. For purposes of this Agreement, the term “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer of the Company, principal financial officer of the Company or principal legal officer of the Company, after consultation with an outside recognized securities law counsel to the Company, (a) would be required to be made in any registration statement or prospectus in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the registration statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.
(e)Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for EHS, up to a maximum amount of USD$10,000, will be borne by the Company.
1.3Obligations of the Company. Whenever required to affect the registration of any Registrable Securities under this Agreement, other than with respect to a registration statement filed for an underwritten offering pursuant to Section 1.2(b) hereof, the Company will, as expeditiously as reasonably possible:
(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of EHS, keep such registration statement effective until the earlier of (i) the date that all Registrable Securities covered by such registration statement (A) have been sold thereunder or pursuant to Rule 144, or (B) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, including the requirements of Rule 144(i), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Company and EHS or (ii) eighteen (18) months from the effectiveness of such registration statement (the “Effectiveness Period”);
(b)Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act, including Rule 172 under the Securities Act, with respect to the disposition of all securities covered by such registration statement and file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, and promptly inform EHS in writing if, at any time during the effectiveness of such registration statement, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, EHS is required to deliver a prospectus in connection with any disposition of Registrable Securities;
(c)Furnish to EHS such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;
(d)Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by EHS provided the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed, as a condition to the Company’s obligations under this clause (e), EHS will also enter into and perform its obligations under such an agreement);
(f)Notify EHS at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(g)If requested by EHS, cooperate with EHS to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a registration statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as EHS may request; and
(h)Subject to the terms of this Agreement, the Company hereby consents to the use of the prospectus as filed pursuant to Rule 424 and each amendment or supplement thereto by EHS in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.
1.4Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 hereof that EHS will furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.
1.5Delay of Registration. EHS will not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.6Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2 hereof:
(a)By the Company. To the extent permitted by law, the Company will indemnify and hold harmless EHS, the officers and directors of EHS, and each person, if any, who controls EHS within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (“Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a ”Violation”):
a.Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
b.The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
c.Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse EHS, its officers or directors, or controlling persons for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 1.6(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by EHS, its officers, directors, or controlling persons of EHS.
(b)By EHS. To the extent permitted by law, EHS will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) such Violation occurs in reliance upon and in conformity with written information furnished by EHS expressly for use in connection with such registration; and EHS will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 1.6(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of EHS, which consent will not be unreasonably withheld; and provided further, the total amounts payable in indemnity by EHS under this Subsection 1.6(b) in respect of any Violation will not exceed the net proceeds received by EHS in the registered offering out of which such Violation arises.
(c)Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability it may have to any indemnified party otherwise than under this Section 1.6.
(d)Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and EHS are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (“Final Prospectus”), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party and (ii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.
(e)Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) EHS, or any controlling person of any EHS, makes a claim for indemnification pursuant to this Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact this Section 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of EHS, or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and EHS will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so EHS is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company shall be responsible for the remaining portion; provided, however, in any such case, (A) EHS will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by EHS pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
(f)Survival. The obligations of the Company and EHS under this Section 1.6 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.
1.7“Market Stand-Off” Agreement.
(a)EHS hereby agrees it will not, to the extent requested by an underwriter of securities of the Company, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of stock of the Company then owned by EHS for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act which includes the Registrable Securities in an underwritten offering pursuant to the terms of this Agreement; provided, however, all executive officers and directors of the Company then holding Common Stock of the Company enter into similar agreements and such restriction will not apply to the Registrable Securities being offering in the registration statement pursuant to the underwritten offering.
(b)In order to enforce the foregoing covenant, EHS agrees to execute the form of agreement requested by the underwriter.
1.8Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:
(a)Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;
(b)Use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)As long as EHS owns any Registrable Securities, to furnish to EHS upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as EHS may reasonably request in availing itself of any rule or regulation of the SEC allowing EHS to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).
2.TERMINATION, ASSIGNMENT AND AMENDMENT.
1.1Termination. This Agreement shall terminate upon the earlier of (a) the date on which all of the Registrable Securities have been sold pursuant to a registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder), (b) the date on which EHS is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without regard to any restriction under Rule 144 on availability of public information, manner of sale or volume of sales, including any requirements under Rule 144(i) or (c) the eighteen (18) month anniversary of the effectiveness of the registration statement that includes the Registrable Securities. The provisions of Section 1.6, Section 1.8, Section 2 and Section 3 shall survive any termination.
1.2Assignment. Notwithstanding anything herein to the contrary, the registration rights of EHS under Section 1.2 may be assigned only to a party who acquires at least five million (5,000,000) shares of Registrable Securities; provided, however, no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further any such assignee will receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.
1.3Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and EHS.
3.GENERAL PROVISIONS.
1.1Notices. Any notice, request or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given if personally delivered, deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, electronic-mail or facsimile when receipt is electronically confirmed (a) if to EHS, as set forth on EHS’s signature page of this Agreement, and (ii) if to the Company, to the address set forth below:
Skye Bioscience, Inc.
[●]
Attention: Kaitlyn Arsenault
Chief Financial Officer

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder. Notice will be deemed conclusively given when personally delivered or when deposited in the mail in the manner set forth above.

1.2Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

1.3Governing Law. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.
1.4Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

1.5Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.
1.6Successors and Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement will inure to the benefit of, and will be binding upon, the successors and permitted assigns of the parties hereto.
1.7Captions. The captions to sections and subsections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.
1.8Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts of this Agreement may be delivered by facsimile transmission or by delivery of a scanned counterpart in portable document format (PDF) by e-mail. The signatures in the facsimile or PDF data file will be deemed to have the same force and effect as if the manually signed counterpart had been delivered to the other party in person.
1.9Costs and Attorneys’ Fees. In the event any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party will recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom. .

IN WITNESS WHEREOF, the parties hereto have executed this Piggyback Registration Rights Agreement as of the date and year first above written.
SKYE BIOSCIENCE, INC.

By: /s/ Kaitlyn Arsenault
Kaitlyn Arsenault
Chief Financial Officer

Emerald Health Sciences, Inc.

By: /s/ Jim Heppell
Jim Heppell
Chief Executive Officer

Address: [●]